Exhibit 32.1

CERTIFICATION OF
GERHARD E. KURZ, PRINCIPAL EXECUTIVE OFFICER
OF SEABULK INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. § 1350 AND EXCHANGE ACT RULE 13a-14(b)

     The undersigned, being the Principal Executive Officer of Seabulk International, Inc. (the “Company”), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GERHARD E. KURZ
Name:	Gerhard E. Kurz
Date:	May 14, 2004